Exhibit 10.52

FIRST AMENDMENT

          This First Amendment (“Amendment”), dated as of October 1, 2002 to that certain Employment Agreement (“Agreement”) dated as of April 18, 2001, by and between Autobytel Inc., a corporation duly organized under the laws of the State of Delaware (the “Company”), with offices at 18872 MacArthur Boulevard, Irvine, California 92612-1400, and Hoshi Printer (hereinafter referred to as the “Executive”), who resides at 15 Classico Drive, Newport Coast, CA 92657.

WHEREAS, The parties desire to amend the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereby agree as follows:

1.	The first two sentences of Article 1 of the Agreement are hereby amended in their entirety to read as follows:

“The Company hereby employs the Executive as Executive Vice President and Chief Financial Officer of the Company and the Executive hereby accepts such employment by the Company for a period of two (2) years (the “Term”) commencing from April 18, 2001 (the “Commencement Date”) and expiring on the second anniversary of the Commencement Date (the “Termination Date”), which Term shall automatically renew for one year periods unless either party notifies the other of its election not to renew at least 60 days prior to the Termination Date or any applicable anniversary of the Termination Date. Notwithstanding the above, in the event of a Change of Control (as defined below) of the Company while the Executive remains employed by the Company, the Term shall automatically extend for a period of two (2) years commencing from the date of the Change of Control.”

2.	The other terms and conditions of the Agreement shall remain in effect and not be affected by this Amendment.

3.	This Amendment shall be construed and enforced in accordance with the laws of the State of California, without giving effect to the principles of conflict of laws thereof.

4.	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

AUTOBYTEL INC.

By:	/s/ JEFFREY A. SCHWARTZ

Jeffrey A. Schwartz President and Chief Executive Officer

/s/ HOSHI PRINTER

Hoshi Printer